Exhibit 10.1

SECOND AMENDMENT TO MASTER LOAN AND SECURITY AGREEMENT

SECOND AMENDMENT TO MASTER LOAN AND SECURITY AGREEMENT, dated as of July 12, 2013 (this “Amendment”), by and among ACRC LENDER C LLC, a Delaware limited liability company (the “Borrower”), ARES Commercial Real Estate Corporation, a Maryland corporation (the “Guarantor”) and CITIBANK, N.A., a national banking association (the “Lender”).

R E C I T A L S:

WHEREAS, the Borrower and the Lender entered into that certain Master Loan and Security Agreement dated as of December 8, 2011, as amended by that certain First Amendment to Master Loan and Security Agreement, dated as of April 16, 2012 (collectively, the “Loan Agreement”; capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement, as amended hereby).

WHEREAS, the parties wish to amend the Loan Agreement as more specifically set forth herein.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby covenant, agree, represent and warrant that the Loan Agreement is hereby amended as follows, effective as of the date hereof:

Section 1.              Amendment to Loan Agreement.

1.1          The following definitions in Section 1.01 of the Loan Agreement are hereby deleted in their entirety and the following corresponding definitions are substituted therefor:

“Applicable Margin” shall mean, with respect to each Mortgage Loan that is made part of the Collateral after the date of this Amendment, the applicable percentage set forth below which shall be determined by Lender as of the initial Funding Date for such Mortgage Loan based upon the related Debt Yield for such Mortgage Loan as of such Funding Date (and shall not be subject to adjustment or modification thereafter based upon changes in Debt Yield):

Debt Yield	Applicable Margin
>6.0% and <7.5%	2.75%
>7.5% and <9.0%	2.50%
>9.0%	2.25%

With respect to each Mortgage Loan which comprises the Collateral as of the date hereof, the Applicable Margin shall equal the applicable percentage set forth in the related Funding Confirmation or otherwise mutually agreed to by Borrower and Lender in writing.

“Final Repayment Date” shall mean the Payment Date in July, 2018.

“Maximum Credit” shall mean $125,000,000.

1.2          Exhibit A to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto and made a part hereof.

1.3          In Section 2.02(a) of the Loan Agreement, the phrase “dated as of April 16, 2012” is hereby deleted and replaced with the phrase “dated as of July 12, 2013”.

Section 2.              Omnibus Amendment to Loan Documents.

2.1          Any references to the Loan Agreement in the Loan Documents shall hereinafter refer to the Loan Agreement as modified by this Amendment.

Section 3.              Covenants, Representations and Warranties of Borrower.

3.1          The Borrower hereby reaffirms all terms and covenants made in the Loan Documents as amended hereby.

3.2          The Borrower hereby represents and warrants that this Amendment has been duly executed and delivered by the Borrower.  This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

3.3          The Borrower hereby represents and warrants that, to the best of its knowledge, as of the date hereof, no Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by the Borrower of this Amendment.

Section 4.              Reaffirmation of Guaranty.

4.1          Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Loan Agreement hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.

Section 5.              Effect Upon Loan Documents.

5.1          The Borrower hereby ratifies and confirms as of the date hereof that all of the terms, covenants, indemnifications and provisions of the Loan Agreement and the other Loan Documents are and shall remain in full force and effect without change except as otherwise expressly and specifically modified by this Amendment, that certain Second Amendment to Substitute Guaranty Agreement dated as of the date hereof, and as previously provided to Lender under the terms of the Loan Documents.

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5.2          The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.

5.3          The Borrower acknowledges that nothing contained herein shall be construed to relieve the Borrower from its obligations under any Loan Document except as otherwise expressly and specifically modified by this Amendment.

Section 6.              No Oral Modification.   This Amendment may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

Section 7.              Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.              Counterparts.  This Amendment may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

Section 9.              Invalidity.  If any term, covenant or condition of this Amendment shall be held to be invalid, illegal or unenforceable in any respect, this Amendment shall be construed without such provision.

Section 10.            Governing Law.  This Amendment shall be governed by the laws of the state of New York (without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction) and applicable United States Federal Law.

Section 11.            No Novation.  This Amendment does not, and shall not be construed to, constitute the creation of a new indebtedness or the satisfaction, discharge or extinguishment of the debt secured by the Loan Documents, nor does it in any way affect or impair the lien of the Loan Documents.  No action undertaken pursuant to this Amendment shall constitute a waiver or a novation of the Lender’s rights under the Loan Documents.

Section 12.            Costs.  The Borrower hereby acknowledges and agrees that it shall be responsible for the payment of any reasonable out-of-pocket costs, fees and expenses of the Lender incurred in connection with the preparation, negotiation, execution or delivery of this Amendment (including, without limitation, the reasonable fees and disbursements of counsel to the Lender).

[Signatures appear on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

ACRC LENDER C LLC,
a Delaware limited liability company

By:	/s/ Timothy B. Smith
Name: Timothy B. Smith
Title: Vice President

GUARANTOR:

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation

By:	/s/ Timothy B. Smith
Name: Timothy B. Smith
Title: Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

LENDER:

CITIBANK, N.A.,
a national banking association

By:	/s/ Richard B. Schlenger
Name: Richard B. Schlenger
Title: Authorized Signatory

EXHIBIT A

FORM OF SECOND AMENDED AND RESTATED NOTE

Dated: July 12, 2013

THIS SECOND AMENDED AND RESTATED NOTE (as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, this “Promissory Note”), is made by ACRC LENDER C LLC, a Delaware limited liability company (“Borrower”) and CITIBANK, N.A., a national banking association (together with its successors and/or assigns, “Lender”).

RECITALS

WHEREAS, Lender is the holder of that certain Amended and Restated Note dated April 16, 2012, made by Borrower in favor of Lender in the maximum stated principal amount of $50,000,000 (or after a Public Capital Markets Event, the amount determined in accordance with the definition of Maximum Credit in the Loan Agreement, up to the maximum principal sum of One Hundred Million Dollars ($100,000,000)) (the “Existing Note”);

WHEREAS, Lender and Borrower have agreed to amend and restate the terms and provisions of the Existing Note as provided herein;  and

WHEREAS, Lender and Borrower intend these Recitals to be a material part of this Promissory Note.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

(a)           The Existing Note is hereby modified, amended and restated in its entirety so that henceforth the terms, covenants, conditions and provisions of the Existing Note shall read and be as set forth in this Promissory Note and Borrower agrees to comply with and be subject to all of the terms, covenants and conditions of this Promissory Note;

(b)           This Promissory Note is an extension and continuation of the debt evidenced by the Existing Note and is issued in replacement of and substitution for the Existing Note; and

(c)           The Existing Note, as modified and restated in its entirety pursuant to this Promissory Note, and the obligations of Borrower thereunder, are hereby ratified and confirmed, and shall remain in full force and effect until the full payment of all Loans of Borrower under the Loan Agreement referred to below and the other Loan Documents.

FOR VALUE RECEIVED, Borrower, hereby promises to pay to the order of Lender, at the principal office of Lender at 388 Greenwich Street, New York, New York 10013 in lawful money of the United States, and in immediately available funds, the principal sum of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by Lender to Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, the amount and interest rate of each Loan made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of this Promissory Note, endorsed by Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by Lender.

This Promissory Note is the Note referred to in the Master Loan and Security Agreement dated as of December 8, 2011, as amended by that certain First Amendment to Master Loan and Security Agreement, dated as of April 16, 2012 and that certain Second Amendment to Master Loan and Security Agreement, dated as of the date hereof (as further amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) between Borrower and Lender, and evidences Loans made by Lender thereunder.  Terms used but not defined in this Promissory Note have the respective meanings assigned to them in the Loan Agreement.

Borrower agrees to pay all of Lender’s costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender’s counsel) in respect of this Promissory Note in accordance with the Loan Agreement, including, without limitation, reasonable attorneys’ fees through appellate proceedings.

Notwithstanding the pledge of the Collateral, Borrower hereby acknowledges, admits and agrees that Borrower’s obligations under this Promissory Note are recourse obligations of Borrower to which Borrower pledges its full faith and credit.

Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Promissory Note, (b) expressly agree that this Promissory Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Promissory Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for Lender, in order to enforce payment of this Promissory Note, to first institute or exhaust Lender’s remedies against Borrower or any other party liable hereon or against any Collateral for this Promissory Note.  No extension of time for the payment of this Promissory Note, or any installment hereof, made by agreement by Lender with any person now or hereafter liable for the payment of this Promissory Note, shall affect the liability under this Promissory Note of Borrower, even if Borrower is not a party to such agreement; provided, however, that Lender and Borrower, by written agreement between them, may affect the liability of Borrower.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Promissory Note.  Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Promissory Note.

This Promissory Note shall be governed by and construed under the laws of the State of New York whose laws Borrower expressly elects to apply to this Promissory Note.  Borrower agrees that any action or proceeding brought to enforce or arising out of this Promissory Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

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IN WITNESS WHEREOF, each of Borrower and Lender have duly executed this Promissory Note as of the date first above written.

ACRC LENDER C LLC,
a Delaware limited liability company

By:
Name:

Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

LENDER:

CITIBANK, N.A.,
a national banking association

By:
Name:
Title: